[CIT Logo]                                                          Exhibit 99.1

For more information:               Yvette K. Rudich
                                    Director - Corporate Communications
                                    (973) 597-2095
                                            or
                                    Valerie L. Gerard
                                    Vice President - Investor Relations
                                    (973) 422-3284

                   CIT ELECTS JEFFREY M. PEEK PRESIDENT & COO,
                     REORGANIZES SENIOR MANAGEMENT STRUCTURE

NEW YORK, July 23, 2003 - CIT Group Inc. (NYSE: CIT) announced today that Jeffrey M. Peek will become the company's President and Chief Operating Officer, as well as a member of the Board of Directors, effective September 3, 2003.

Formerly Vice Chairman of Credit Suisse First Boston Corporation, Mr. Peek, 56, has held a number of executive positions at Merrill Lynch & Co. and currently serves on the Board of Directors of Travelers Property Casualty Corporation.

Mr. Peek will report to CIT Chairman and Chief Executive Officer Albert R. Gamper, Jr. and oversee company operations with credit and all business units reporting to him. In addition to Mr. Peek, several corporate staff departments, including financial, legal, human resources, audit, marketing and facilities will continue to report directly to Mr. Gamper.

"Jeff is an outstanding addition to CIT's executive management team; he's a proven leader with both management and operational expertise and broad financial services experience that complements the strengths of our existing business leaders," said Mr. Gamper. "It is my expectation that Jeff will succeed me as the company's Chief Executive Officer."

"I am excited to have the opportunity to join CIT and work with such talented individuals as Al and his senior management team," said Peek. "I believe my financial services experience will be helpful to CIT as we continue to grow the company and meet the evolving needs of today's businesses."

In connection with Mr. Peek's appointment, Mr. Gamper today also announced a reorganization of the company's senior management structure, creating a five-person Office of the Chairman, effective September 3, that will be responsible for overall strategic direction and policy.

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In addition to Mr. Gamper and Mr. Peek, the Office of the Chairman will include the following company officers:

|X| Joseph M. Leone, 50, who becomes Vice Chairman and Chief Financial Officer, reporting to Mr. Gamper and holding responsibility for accounting, treasury, technology, investor relations, corporate planning and insurance.

|X| Lawrence A. Marsiello, 52, who becomes Vice Chairman and Chief Credit Officer, reporting to Mr. Peek and holding responsibility for credit policy and credit administration.

|X| Thomas B. Hallman, 50, who becomes Vice Chairman, Specialty Finance, reporting to Mr. Peek and with continuing responsibility for the management of the Specialty Finance Group which includes vendor financing, private label financing, home equity lending and small business lending.

"CIT's new management structure ensures that a solid platform of leadership is in place to lead the company forward for many years to come. I look forward to working closely with Jeff, and my colleagues in the Office of the Chairman, to ensure a smooth transition as he takes over responsibilities within the company," said Mr. Gamper.

About CIT:

CIT Group Inc. (NYSE: CIT), a leading commercial and consumer finance company, provides clients with financing and leasing products and advisory services. Founded in 1908, CIT has nearly $50 billion in assets under management and applies its financial resources, industry expertise and product knowledge to serve the needs of clients across approximately 30 industries. CIT, a Fortune 500 company, holds leading positions in vendor financing, U.S. factoring, equipment and transportation financing, Small Business Administration loans, and asset-based and credit-secured lending. CIT, with its principal offices in New York City and Livingston, New Jersey, has approximately 6,000 employees in locations throughout North America, Europe, Latin and South America, and the Pacific Rim. For more information, visit www.cit.com.

Forward-Looking Statements:

This release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking statements (including statements regarding future financial and operating results) involve risks, uncertainties and contingencies, many of which are beyond CIT's control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words "anticipate," "believe," "expect," "estimate," "plan," and similar expressions are generally intended to identify

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forward-looking statements. Economic, business, funding market, competitive and/or regulatory factors, among others, affecting CIT's businesses are examples of factors that could cause actual results to differ materially from those described in the forward-looking statements. More detailed information about these factors are described in CIT's filings with the Securities and Exchange Commission, including its Transitional Report on Form 10-K for the period from October 1, 2002 to December 31, 2002. CIT is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.